Exhibit 99.1

For further information, contact: George Huhta Technology Solutions Company 312.228.4760 george_huhta@techsol.com
Technology Solutions Company Announces
Acceleration of Stock Option Vesting
CHICAGO, IL — Dec. 2, 2005 — Technology Solutions Company (TSC) (Nasdaq: TSCC), a leading consulting firm delivering specialized technology-enabled business solutions, announced today that the Compensation Committee of the Board of Directors has approved the accelerated vesting of unvested and “out-of-the money” stock options previously awarded to employees and executive officers for all options with exercise prices greater than $8.34 per share effective Dec. 1, 2005. Options held by non-employee directors are not being accelerated. The total number of stock options accelerated is approximately 91,000 shares and have prices ranging from $12.00 to $93.40 per share.
The primary purpose of the decision to accelerate the vesting of these options is to enable the Company to avoid recognizing future compensation expense associated with these out-of-the money options upon the adoption of Statement of Financial Accounting Standards No. 123, Share Based Payment (revised 2004) (“SFAS 123R”). The Company will be required to apply the expense recognition provisions of SFAS 123R beginning in the first quarter of 2006. In addition, the Compensation Committee of the Board of Directors considered that because these options had exercise prices in excess of the current market value, they were not fully achieving their original objectives of employee retention and incentive compensation. As a result of the acceleration, before considering expected forfeitures as required by SFAS 123R, the Company expects to eliminate a total of approximately $1.2 million of compensation expense on a pre-tax basis over calendar years 2006, 2007 and 2008. The acceleration of the vesting of these stock options is not expected to result in a charge to earnings based on accounting principles generally accepted in the United States.
“We believe that accelerating the vesting of these options now, is in the best interest of stockholders as it will reduce the company’s reported compensation expense in future periods in light of new accounting regulations,” said Michael R. Gorsage, president and CEO.
About TSC
Technology Solutions Company (TSC) is a leading consulting firm delivering specialized technology-enabled business solutions. The Company’s specialization is applying knowledge, derived from the intersection of industry expertise with technology and process capabilities, to business issues and problems. TSC serves the manufacturing, healthcare, consumer & retail, and financial services industries with targeted solutions in enterprise applications, customer relationship management (CRM) and business technology. Through this specialization, TSC can promise its clients A-Team resources—seasoned, collaborative and business-benefit driven. Since 1988 TSC teams have delivered thousands of IT strategy, planning and implementation solutions to Fortune 1000 companies throughout North America. For more information, please visit http://www.techsol.com.
CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations, as well as other statements. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “should,” “could,” would,” “potential,” “possible,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “hope,” “project,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. The company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Factors which could cause actual financial and other results to differ materially from any results that the Company might project, forecast, estimate or budget in the forward-looking statements in this press release include, but are not limited to, the Company’s ability to successfully introduce new service offerings, the Company’s ability to manage the pace of technological change including its ability to refine and add to its service offerings to adapt to technological changes, the Company’s ability to manage the current downturn in its business and in its industry and changes in the economy, the Company’s ability to manage its current decreased revenue levels, the Company’s ability to attract new business and increase revenues, the Company’s ability to attract and retain employees, the limited level of options available for grants to attract new employees and to retain existing employees, the Company’s ability to accommodate a changing business environment, general business and economic conditions in the Company’s operating regions, market conditions and competitive factors, the Company’s dependence on a limited number of clients and the potential loss of significant clients, the Company’s ability to continue to attract new clients and sell additional work to existing clients, and the Company’s ability to manage costs and headcount relative to expected revenues, all as more fully described herein and in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Forward-looking statements are not guarantees of performance. Forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, the Company does not undertake any obligation to update any forward-looking statement to reflect subsequent events or circumstances. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company would make additional updates or corrections with respect thereto or with respect to other forward-looking statements. The outcomes expressed or implied in these forward-looking statements could be affected by many important factors. Actual results may vary materially.
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